UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2021

Excellerant, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-234796	98-1497791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

54 Blvd du Regent, Brussels, Belgium	1000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +322 7800118

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01	Changes in Control of Registrant.

On April 30, 2021, Swamson Capital AG acquired 3,375,000 common shares (the “Acquired Shares”) of Excellerant, Inc. (the “Company”) from the Company’s prior chief executive officer, Lasha Morbedadze. The Acquired Shares represent a controlling stake, an amount equal to over 51% of the outstanding common shares, of the Company.

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 16, 2021 Excellerant, Inc. (the “Company”) announced the appointment of Mr. Marco von Pfetten as Chairman of the Company. Mr. von Pfetten has more than 30 years of experience in global financial markets and as an entrepreneur. As Chairman, Mr. von Pfetten will work closely with the Company’s management team, which is made up of senior tech and digital transformation leaders and supported by a network of external advisors with deep expertise in the global technology sector.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2021	Excellerant, Inc.

	By:	/s/ Mirsad Devic
Mirsad Devic, President

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